Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of November 6, 2026, by and among iSpecimen Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), having a stated value of One Thousand Dollars ($1,000.00) per share (the “Stated Value”), which Preferred Stock shall be convertible into shares of Common Stock (the “Conversion Shares”) in accordance with the terms of the Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designations”);

WHEREAS, the Company desires to sell 500 shares of Preferred Stock at a purchase price of Eight Hundred Dollars ($800.00) per share, reflecting an original issue discount of twenty percent (20%) to the Stated Value (the “Per Share Purchase Price”), for aggregate gross proceeds of Four Hundred Thousand Dollars ($400,000), to the Purchasers upon the terms and subject to the conditions contained in this Agreement;

WHEREAS, the Company previously issued and sold shares of Common Stock and pre-funded warrants to purchase shares of Common Stock pursuant to that certain Securities Purchase Agreement, dated as of May 8, 2026, by and among the Company and the purchasers party thereto (the “Prior Purchase Agreement” and the transactions contemplated thereby, the “Prior Placement”);

WHEREAS, each Purchaser desires to purchase, and the Company desires to sell, upon the terms and conditions set forth herein, such number of shares of Preferred Stock as is specified below such Purchaser’s name on the signature page of this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

For the purposes of this Agreement, the following words and phrases shall have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Exchange Cap” shall have the meaning ascribed to such term in Section 4.19.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Applicable Amount” shall have the meaning ascribed to such term in Section 4.2(b).

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in the Certificate of Designations.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(pp).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Designations” shall have the meaning ascribed to such term in the recitals.

“Charter” means the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended and in effect from time to time, including the Certificate of Designations.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities to be issued and sold, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Closing Price” means, for any security on any Trading Day, (i) the official closing price for such security on the Principal Market, as reported by Bloomberg L.P. or, if not available, as reported by The Nasdaq Stock Market LLC (“Nasdaq”) (or any successor), or (ii) if no such trade price is available for that Trading Day, the fair market value of such security as determined in good faith by the Board of Directors.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designations.

“Conversion Shares” shall have the meaning ascribed to such term in the recitals.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(ll).

“DTC” shall have the meaning ascribed to such term in Section 3.1(w).

“Effective Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” shall have the meaning ascribed to such term in the Certificate of Designations.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(pp).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets under applicable state laws and the common law and know-how (including formulas, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, object code, diagrams, data and related documentation), and (f) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Issuer Covered Person” and “Issuer Covered Persons” shall have the meanings ascribed to such terms in Section 3.1(ll).

“Laws” means any U.S. federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar tribunal established by any such governmental or political subdivision or agency thereof.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements, in the form attached hereto as Exhibit C, to be delivered pursuant to Section 2.3(a)(xii).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(qq).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(nn).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.22(a).

“Per Share Purchase Price” shall have the meaning ascribed to such term in the recitals.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agency Agreement” means the placement agency agreement, dated as of the date hereof, by and between the Company and the Placement Agent.

“Placement Agent” means E.F. Hutton & Co.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.22(b).

“Preferred Stock” shall have the meaning ascribed to such term in the recitals.

“Principal Market” means the primary market on which the Common Stock is then listed or quoted for trading, including, without limitation, The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTC Pink, OTCQB or OTCQX and any successor markets thereto.

“Prior Placement” shall have the meaning ascribed to such term in the recitals.

“Prior Purchase Agreement” shall have the meaning ascribed to such term in the recitals.

“Prior Transaction Documents” means the Prior Purchase Agreement and the “Transaction Documents” as defined therein.

“Prior Purchaser Consent” means the consents and waivers obtained from the applicable purchasers under the Prior Transaction Documents and the transaction documents for the registered offering that closed on August 7, 2026 in connection with the transactions contemplated hereby.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether pending or, to the Company’s knowledge, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before any court, arbitrator, governmental or administrative agency or regulatory authority.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser” and “Purchasers” shall have the meanings ascribed thereto in the preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, by and among the Company and the Purchasers, in the form attached hereto as Exhibit B.

“Registration Statement” shall have the meaning ascribed to such term in Section 1 of the Registration Rights Agreement.

“Regulation FD” means Regulation FD promulgated by the SEC pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Regulation.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Reserved Amount” shall have the meaning ascribed to such term in Section 4.9.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock, the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stated Value” shall have the meaning ascribed to such term in the recitals.

“Stockholder Approval” means the approval of the stockholders of the Company, if and to the extent the Company elects or is required to seek such approval, of the issuance of shares of Common Stock pursuant to the Transaction Documents in excess of the Exchange Cap for purposes of Nasdaq Listing Rule 5635(d).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.22(b).

“Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (a) more than fifty percent (50%) of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (b) is under the actual control of the Company.

“Trading Day” means a day on which the Principal Market is open for trading.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Placement Agency Agreement, the Lock-Up Agreements, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, LLC, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.14(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock can be ascertained from the Principal Market, the average closing price of the Common Stock during the ten (10) Trading Days preceding such date, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Sale and Issuance of Securities.

(a) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, such number of shares of Preferred Stock as is set forth below such Purchaser’s name on the signature page hereto, at the Per Share Purchase Price.

(b) Each Purchaser acknowledges that the conversion of the Preferred Stock is subject to the Beneficial Ownership Limitation and the Exchange Cap, in each case as set forth in the Certificate of Designations and Section 4.19 of this Agreement.

Section 2.2 Closing. The purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Eastern time, on the Closing Date, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing”). Unless otherwise directed by the Placement Agent, settlement of the Securities shall occur via “Delivery Versus Payment” (“DVP”) through the paying agent designated pursuant to the Placement Agency Agreement, such that on the Closing Date each Purchaser shall deliver its Subscription Amount to the paying agent for disbursement in accordance with the flow of funds memorandum agreed among the Company, the Placement Agent and the paying agent.

Section 2.3 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement, duly executed by the Company;

(ii) evidence of the filing and acceptance of the Certificate of Designations by the Secretary of State of the State of Delaware, certified by the Secretary of State of the State of Delaware, together with a copy of the Certificate of Designations as so filed;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to record the issuance to each Purchaser, in book-entry form, of the number of shares of Preferred Stock set forth below such Purchaser’s name on the signature page hereto, registered in the name of such Purchaser;

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) a legal opinion of counsel to the Company, dated as of the Closing Date, addressed to the Purchasers and the Placement Agent and in form and substance reasonably satisfactory to the Purchasers and the Placement Agent, covering such matters as are customary in transactions of this nature, including the due authorization, execution and delivery of the Transaction Documents, the effectiveness of the Certificate of Designations under the laws of the State of Delaware and the valid issuance of the Securities;

(vi) an officer’s certificate of an executive officer of the Company, dated as of the Closing Date, certifying that (A) the representations and warranties of the Company in the Transaction Documents are true and correct as of such date (or as of an earlier date if so specified), and (B) the Company has performed all obligations required to be performed as of the Closing Date;

(vii) a certificate of the Secretary (or Assistant Secretary) of the Company, dated as of the Closing Date, certifying and attaching (A) a true, complete and correct copy of the Charter, including the Certificate of Designations, as amended and in effect on the Closing Date, (B) a true, complete and correct copy of the Company’s Bylaws, as amended and in effect on the Closing Date, (C) the resolutions of the Board of Directors authorizing the execution, delivery and performance of the Transaction Documents, the filing of the Certificate of Designations, the issuance of the Securities, the reservation of the Conversion Shares, and (D) the incumbency and signatures of the officers of the Company executing the Transaction Documents;

(viii) a certificate of the chief financial officer of the Company, dated as of the Closing Date, certifying, based on such officer’s knowledge after reasonable inquiry, as to the Company’s cash and cash equivalents, Indebtedness and any material off-balance sheet or undisclosed liabilities, in each case as of the Closing Date;

(ix) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated as of a date within five (5) Business Days prior to the Closing Date;

(x) the Company’s wire transfer instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(xi) a reservation letter from the Company and the Transfer Agent, in the form attached hereto as Exhibit D, confirming that the Reserved Amount has been reserved for issuance upon conversion of the Preferred Stock;

(xii) Lock-Up Agreements, each with a duration of ninety (90) days following the Closing Date, duly executed by each of the Company’s (A) executive officers, including Shahin Behroyan, and (B) directors;

(xiii) a consent and waiver, duly executed by each purchaser under the Prior Purchase Agreement and in form and substance reasonably satisfactory to the Purchasers and the Placement Agent (the “Prior Purchaser Consent”), (A) waiving any rights of such purchaser under Sections 4.13 and 4.17 of the Prior Purchase Agreement and Section 6(b) of the registration rights agreement included in the Prior Transaction Documents with respect to the transactions contemplated by the Transaction Documents, (B) acknowledging the Exchange Cap set forth in Section 4.19, and (C) confirming the number of shares of Common Stock, if any, issued or issuable to such purchaser pursuant to the anti-dilution and top-up provisions of the Prior Transaction Documents as of the Closing Date; and

(xiv) such other customary documents relating to the transactions contemplated by this Agreement as the Purchasers or the Placement Agent may reasonably request, provided that such documents are reasonably necessary to consummate the transactions contemplated hereby and do not impose any material cost, liability or burden on the Company;

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered the following:

(i) to the Company, this Agreement, duly executed by such Purchaser;

(ii) to the Company, the Registration Rights Agreement, duly executed by such Purchaser;

(iii) such Purchaser’s Subscription Amount, by wire transfer of immediately available funds in accordance with the wire instructions provided by the Placement Agent for the account of the paying agent designated pursuant to Section 2.2, to be held and disbursed at the Closing in accordance with Section 2.2;

(iv) to the Company, a completed and duly executed accredited investor questionnaire and, if applicable, a completed and duly executed Selling Stockholder Questionnaire (as defined in the Registration Rights Agreement); and

(v) to the Company and/or the Placement Agent, such other information, certificates or documents reasonably requested to consummate the transactions contemplated by this Agreement.

Section 2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv) the Certificate of Designations shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall be in full force and effect;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; provided that the Nasdaq Listing Rule 5550(b) deficiency and the extension through November 25, 2026 described on Schedule 3.1(w) shall not, by themselves, constitute a Material Adverse Effect or a failure of this condition; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing, provided that the Nasdaq Listing Rule 5550(b) deficiency and the extension through November 25, 2026 described on Schedule 3.1(w) shall not, by themselves, constitute a Material Adverse Effect or a failure of this condition.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser and the Placement Agent that, except as set forth in the Disclosure Schedules, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete in all material respects as of the date hereof and as of the Closing Date, except as otherwise indicated. Any representation or warranty expressly qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and any representation or warranty qualified by the knowledge of the Company is made only to the Company’s knowledge after reasonable inquiry. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.1, and the disclosures in any section of the Disclosure Schedules shall qualify other sections in this Section 3.1 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections. For purposes of this Agreement, “executive officers” includes, but is not limited to, Shahin Behroyan, serving as Chief Executive Officer through 1605811 BC Ltd., his personal corporation and independent contractor entity.

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any material Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities, in each case in all material respects. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the filing of the Certificate of Designations and the issuance of the Securities) have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. Except as set forth on Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, including, without limitation, the Prior Transaction Documents, except that any adjustment, most-favored-nation election, top-up share or other issuance required or permitted under the Prior Transaction Documents as a result of this offering shall not constitute a breach of this representation, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.1(d), the August 5, 2026 registered offering did not breach any restriction in the purchase agreement or placement agency agreement governing that offering.

(e) Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (iii) the notification of the listing of the Conversion Shares to the Principal Market, (iv) the filing with the SEC of the Registration Statement pursuant to the Registration Rights Agreement and (v) the filing of a Form D with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Preferred Stock are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, and will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations. The Conversion Shares, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock equal to the Reserved Amount. The Board of Directors has duly adopted the resolutions creating the Preferred Stock and authorizing the filing of the Certificate of Designations, and the Company has, or prior to the Closing will have, filed the Certificate of Designations with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

(g) Capitalization. The capitalization of the Company as of the date hereof is set forth in all material respects on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof, the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Prior Purchase Agreement, and the number of shares of Common Stock issued and issuable pursuant to the Prior Transaction Documents (including any shares issuable pursuant to the anti-dilution and top-up provisions thereof), the August 5, 2026 registered offering of approximately $5,000,000 consisting of 996,231 shares of Common Stock and pre-funded warrants to purchase 2,849,923 shares of Common Stock, which offering closed on August 7, 2026 with E.F. Hutton & Co. acting as placement agent, and the fact that only 1,830 shares of Common Stock remained available for future grants under the 2021 Stock Incentive Plan as of June 30, 2026. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as set forth on Schedule 3.1(g) and other than pursuant to the exercise of employee stock awards under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock or Common Stock Equivalents pursuant to agreements outstanding as of the date of the most recently filed periodic report under the Exchange Act and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. The SEC Reports disclose substantial doubt about the Company’s ability to continue as a going concern.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 3.1(i), since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Schedule 3.1(i) sets forth the pending Asset Purchase Agreement with Foldlab AI Ltd. involving a $4,500,000 purchase price, including $2,000,000 in cash, which was approved by the Company’s stockholders on October 9, 2026, and the $2,000,000 consulting fee payable to IR Agency LLC under the consulting agreement dated August 12, 2026.

(j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, notice of violation, proceeding or investigation, inquiry or other similar proceeding of any federal or state governmental authority pending or, to the Company’s knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that an Action will be filed against it in the future. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge after reasonable inquiry, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act, and the Company has no reason to believe it will do so in the future. For clarity, the Actions disclosed in the SEC Reports and Schedule 3.1(j) include the Focus Technology Solutions matter, including the pre-judgment security order requiring security of up to $420,000, the Azenta matter involving a claim of $651,262, and the Krisbio matter involving a claim of $266,380.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no effort is underway to unionize or organize the employees of the Company or any Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no workers’ compensation liability matter, employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending, or to the Company’s knowledge, threatened, relating to an alleged violation or breach by the Company or its Subsidiaries of any law, regulation or contract that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that any individual may commence an Action or file a claim with any governmental authority against the Company alleging sexual harassment or any type of discrimination or violation of any Laws.

(l) Compliance. Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws and regulations relating to taxes, healthcare laws, anti-kickback laws, securities, environmental protection, occupational health and safety, product quality and safety, transportation, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i), (ii) and (iii) where the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to so comply would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Any Liens or security arrangements arising from the Focus Technology Solutions matter, including the pre-judgment security order described in Schedule 3.1(o), are disclosed on Schedule 3.1(o).

(p) Intellectual Property.

(i) Except as set forth on Schedule 3.1(p), the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(ii) The Company has no knowledge that the Intellectual Property interferes with, infringes upon, misappropriates or otherwise comes into conflict with any Intellectual Property rights of third parties, and the Company has no knowledge that facts exist which indicate a likelihood of the foregoing. The Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, all rights to its Intellectual Property are enforceable and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such expiration, termination or abandonment would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers, directors or Affiliates of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director, Affiliate or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock award agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth on Schedule 3.1(s), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls as set forth in the SEC Reports. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries. The material weakness disclosed in the SEC Reports relates to controls for documenting customer tax-exempt status, calculating and collecting sales tax at the point of sale, and reporting and remitting sales tax obligations.

(t) Certain Fees. Other than the fees and expenses payable to the Placement Agent pursuant to the Placement Agency Agreement and as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Other than as required pursuant to the Registration Rights Agreement and as set forth on Schedule 3.1(v) (which shall include the registration rights granted pursuant to the Prior Transaction Documents), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth on Schedule 3.1(w), the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company received notice from Nasdaq on May 29, 2026 that it was deficient under Nasdaq Listing Rule 5550(b), and Nasdaq subsequently granted the Company an extension until November 25, 2026 to evidence compliance with that rule. Except as set forth on Schedule 3.1(w) (including the Nasdaq Listing Rule 5550(b) deficiency described above), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer. The Company is not subject to any “chill” issued by DTC.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Charter (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that, to the Company’s knowledge after reasonable inquiry, constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement, to the Company’s knowledge after reasonable inquiry, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company (i) for purposes of the Securities Act, including Rule 152 promulgated thereunder, such that the offering of the Securities would require registration under the Securities Act, or (ii) except as set forth on Schedule 3.1(z) with respect to the Prior Placement and the August 5, 2026 registered offering, for purposes of any applicable stockholder approval provisions of any Principal Market on which any of the securities of the Company are listed or designated. The Company has structured the Securities, including the Exchange Cap, so that the issuance of the Securities and the Conversion Shares complies with the rules and regulations of the Principal Market without the approval of the Company’s stockholders.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The SEC Reports set forth in all material respects, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (z) the present value of any lease payments in excess of $200,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. To the Company’s knowledge after reasonable inquiry, neither the Company nor any Subsidiary, nor any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated any provision of the FCPA.

(dd) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), and is in good standing with the PCAOB. Such firm has expressed its opinion with respect to the financial statements included in the Company’s most recently filed Annual Report on Form 10-K and, to the knowledge of the Company, is expected to express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026. The Company has not had any disagreements (as that term is defined in Item 304 of Regulation S-K) with its independent registered public accounting firm during the periods covered by the financial statements included in the SEC Reports or any subsequent interim period. To the Company’s knowledge, such firm has not resigned or been dismissed as the Company’s independent auditors as a result of or in connection with any disagreement relating to accounting principles, financial statement disclosures, or auditing scope or procedures.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchasers’ Trading Activity. Notwithstanding anything in this Agreement or elsewhere to the contrary (except for Sections 3.2(f) and 4.12 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(hh) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) there has been no material security breach of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”), (ii) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach to its IT Systems and Data, (iii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, (iv) the Company and its Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, and (v) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.

(jj) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(kk) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ll) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor any Person, including the Placement Agent, who will receive a commission or fees for soliciting purchasers (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(mm) Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(nn) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr) Shell Company Status. The Company is not, and has not been for a period of at least one (1) year from the date hereof, an issuer identified in Rule 144(i)(1) under the Securities Act.

(ss) Prior Placement. Except as set forth on Schedule 3.1(ss), (i) the Company has performed all obligations required to be performed by it under the Prior Transaction Documents, (ii) no “Dilutive Issuance” (as defined in the Prior Purchase Agreement) has occurred or will occur as a result of the transactions contemplated by the Transaction Documents that has not been disclosed on Schedule 3.1(g), provided that any adjustment, most-favored-nation election, top-up share or other issuance required or permitted under the Prior Transaction Documents as a result of this offering shall not constitute a breach of any representation, warranty or covenant of the Company hereunder, (iii) the Company has delivered any notice required under Section 4.13 of the Prior Purchase Agreement with respect to the transactions contemplated hereby, and (iv) the Prior Purchaser Consent, when delivered, will constitute all consents and waivers under the Prior Transaction Documents necessary for the execution, delivery and performance of the Transaction Documents, including the filing of the Registration Statement pursuant to the Registration Rights Agreement.

Section 3.2 Representations and Warranties of the Purchasers.

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company and the Placement Agent as follows, which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act, and such Purchaser has accurately identified in the accredited investor questionnaire delivered pursuant to Section 2.3(b)(iv) each paragraph of Rule 501(a) under which it qualifies. No Purchaser is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, subject to Regulation FD, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Company, the Placement Agent, nor their Affiliates or anyone else has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Such Purchaser acknowledges that the Placement Agent and its Affiliates have not acted as a financial advisor or fiduciary to such Purchaser in connection with the issuance of the Securities.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(g) Exchange Cap. Such Purchaser acknowledges that the Preferred Stock is convertible only within the Exchange Cap, as set forth in Section 4.19 and the Certificate of Designations, unless and until Stockholder Approval is obtained, and that the Company is under no obligation to seek Stockholder Approval except as provided in Section 8(c) of the Certificate of Designations.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions; Removal of Legends.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the cost of the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Conversion Shares (or the Transfer Agent’s records if held in book-entry form) shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such securities is effective under the Securities Act (the “Effective Date”), (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including Sections 4(a)(1) and 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If any shares of Preferred Stock are converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such securities may be sold under Rule 144 and the Company is then in compliance with the current public information requirement under Rule 144, or if such securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions, or if such legend is not otherwise required under applicable requirements of the Securities Act (including Sections 4(a)(1) and 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC), then such Conversion Shares shall be issued free of all legends. The Company agrees that, following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend (or a request for legend removal for securities held in book-entry form) (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser such securities free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC through its Deposit/Withdrawal at Custodian system as directed by such Purchaser. The Company shall be responsible for any delays caused by the Transfer Agent.

(d) In addition to such Purchaser’s other available remedies, subject to Section 5.18, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Stock on the date such securities are submitted to the Transfer Agent) subject to such request, $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth (5th) Trading Day) until such securities are delivered without a legend; provided that the aggregate liquidated damages payable under this Section 4.1(d) with respect to any securities shall not exceed five percent (5%) of the aggregate purchase price paid for such securities. Nothing herein shall limit such Purchaser’s right to pursue actual damages (not duplicative of such liquidated damages) or a decree of specific performance and/or injunctive relief for the Company’s failure to deliver securities as required by the Transaction Documents. In addition, if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Conversion Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then the Company shall pay to such Purchaser, in cash, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased over the product of (A) such number of Conversion Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the highest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable securities and ending on the date of such delivery and payment under this Section 4.1(d), provided that no amounts shall be payable under this sentence to the extent duplicative of the liquidated damages described above.(e) In the event a Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, (i) the Company shall pay all fees and expenses associated with or required by the legend removal and/or transfer including, but not limited to, legal fees, Transfer Agent fees and overnight delivery charges and taxes, if any, imposed by any applicable government upon the issuance of Common Stock; and (ii) the Company may not refuse to deliver unlegended shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with such Purchaser’s obligations under the Transaction Documents, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and/or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (A) 150% of the aggregate Stated Value of the Preferred Stock converted into the applicable Conversion Shares, or (B) the highest VWAP during the five (5) Trading Days before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of the litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent such Purchaser obtains judgment in such Purchaser’s favor.

(f) The Company shall (A) pay the reasonable legal fees of counsel of the Purchaser’s choice (provided such counsel is reasonably acceptable to the Company) (in an amount not to exceed $500 per legal opinion, and not more often than once per week per Purchaser) in connection with the issuance of Conversion Shares, and (B) cause its attorneys to promptly provide any opinion or reliance opinion to the Transfer Agent.

Section 4.2 Furnishing of Information; Public Information.

(a) Until the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”), then, in addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the applicable Securities, an amount in cash equal to one-half of one percent (0.5%) of the Applicable Amount on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (A) the date such Public Information Failure is cured and (B) such time that such public information is no longer required for the Purchaser to transfer the Securities pursuant to Rule 144; provided that the aggregate Public Information Failure payments payable to any Purchaser shall not exceed five percent (5%) of such Purchaser’s Applicable Amount. For purposes of this Section 4.2(b), the term “Applicable Amount” means the aggregate Subscription Amount paid by such Purchaser for Securities then held by such Purchaser. Public Information Failure payments shall be paid on the earlier of (x) the last day of the calendar month during which such payments are incurred and (y) the third (3rd) Business Day after the event or failure giving rise to such payments is cured. In the event the Company fails to make Public Information Failure payments in a timely manner, such payments shall bear interest at the rate of 1.0% per month (pro rated for partial months) until paid in full; provided that no interest shall accrue after the applicable cap above is reached. Such payments shall be the sole and exclusive monetary remedy for a Public Information Failure, except for actual, direct and reasonable out-of-pocket losses that are not duplicative of such payments or a decree of specific performance and/or injunctive relief for the Public Information Failure.

Section 4.3 Integration; Aggregation with Prior Placement.

(a) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2(a)(1) of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated or aggregated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market such that it would require stockholder approval prior to the closing of such other transaction, unless such stockholder approval is obtained before the closing of such subsequent transaction.

(b) The Company and each Purchaser acknowledge that the Securities have been structured so that the aggregate number of shares of Common Stock issuable pursuant to the Transaction Documents does not exceed the Exchange Cap, and the Company shall not issue any shares of Common Stock pursuant to the Transaction Documents in excess of the Exchange Cap unless and until Stockholder Approval has been obtained.

(c) The Company represents that the offering of the Securities is not, and shall not be, integrated with the Prior Placement or any other offering of securities by the Company for purposes of the Securities Act, and the Company shall not take any action that would cause the offering of the Securities to lose the benefit of the safe harbor set forth in Rule 152(b) under the Securities Act or otherwise fail to qualify for the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Section 4.4 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC, in each case prior to 9:00 a.m., New York City time, on the first (1st) Trading Day following the date hereof (or, if this Agreement is executed after 9:00 a.m. but prior to midnight, New York City time, on a Trading Day, then prior to 9:00 a.m., New York City time, on the second (2nd) Trading Day following the date hereof). From and after the issuance of such press release, the Company represents to each Purchaser that it shall have publicly disclosed all material, non-public information delivered to each Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates, on the one hand, and any of the Purchasers or any of their Affiliates, on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement (other than the press release and Form 8-K described in this Section 4.4 and the Registration Statement) without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except (a) as required by the staff of the SEC in connection with the filing of final Transaction Documents with the SEC or the Registration Statement and (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

Section 4.5 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser.

Section 4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that any notice provided pursuant to any Transaction Document or any other communications made by the Company, or information provided, to any Purchaser constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, and such information was provided without such Purchaser’s prior written consent, the Company shall simultaneously file such material, non-public information with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. In addition to any other remedies provided by this Agreement or the other Transaction Documents, if the Company provides any material, non-public information to the Purchasers without their prior written consent, and it fails to immediately (no later than the next Trading Day) file a Form 8-K disclosing this material, non-public information, it shall, subject to Section 5.18, pay each Purchaser as partial liquidated damages and not as a penalty a sum equal to $500 per day for each $100,000 of each Purchaser’s Subscription Amount, beginning with the day the information is disclosed to the Purchaser and ending on and including the day the Form 8-K disclosing this information is filed; provided that no such liquidated damages shall be owed to any Purchaser not then holding Securities.

Section 4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation, (d) in violation of the FCPA or OFAC regulations, (e) to lend money, give credit or make advances to any officers, directors, employees or Affiliates of the Company, or (f) for the purchase of real estate.

Section 4.8 Indemnification of the Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all direct losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (including local counsel, if retained) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any conduct by such Purchaser Party which constitutes willful misconduct or gross negligence). For purposes of this Section 4.8, (i) no indemnity shall be payable to the extent a loss is attributable to the breach by a Purchaser Party of its representations, warranties, covenants or agreements under the Transaction Documents, the gross negligence or willful misconduct of a Purchaser Party, or any trading, hedging, short sale or other market activity by a Purchaser Party, including any loss arising from a decline in or volatility of the market price of the Common Stock, and (ii) consequential, special, punitive, exemplary and incidental damages, lost profits, diminution in value and trading losses shall be excluded, except to the extent actually paid or awarded to a third party. The Company shall not be liable for indemnifiable losses until the aggregate amount of such losses exceeds one percent (1%) of the aggregate Subscription Amounts, and then only for losses in excess of such threshold, and the Company’s aggregate liability for indemnifiable losses shall not exceed ten percent (10%) of the aggregate Subscription Amounts; provided that the foregoing threshold and cap shall not apply to losses resulting from the Company’s fraud or willful misconduct. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for such Purchaser (in addition to local counsel, if retained). The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Purchaser Parties shall have the right to settle any action against any of them by the payment of money, provided that they cannot agree to any equitable relief and the Company, its officers, directors and Affiliates receive unconditional releases in customary form. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the lesser of (x) one hundred twenty-five percent (125%) of the maximum aggregate number of shares of Common Stock issuable upon conversion of all of the Preferred Stock (without regard to the Beneficial Ownership Limitation or the Exchange Cap, and assuming conversion at the Floor Price (as defined in the Certificate of Designations)) and (y) the Exchange Cap (the “Reserved Amount”), for the purpose of enabling the Company to issue the Conversion Shares pursuant to the Certificate of Designations; provided that, from and after the date on which Stockholder Approval, if any, is obtained, the Reserved Amount shall be the number of shares of Common Stock determined under clause (x). The Company shall execute, and shall cause the Transfer Agent to execute and deliver, a reservation letter in the form attached hereto as Exhibit D, and shall take all necessary action to ensure the Reserved Amount is maintained at all times until the Preferred Stock has been converted in full. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to satisfy the Reserved Amount, the Company shall promptly take all corporate action reasonably necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4.9, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares.

Section 4.10 Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Principal Market on which it is currently listed, and concurrently with the Closing, the Company shall submit a listing of additional shares notification to such Principal Market for the listing of the Conversion Shares and shall take all steps necessary to cause such shares to be approved for listing on the Principal Market as promptly as possible thereafter. The Company will take all action necessary to continue the listing and trading of its Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of fees to DTC or such other established clearing corporation in connection with such electronic transfer. If the Common Stock ceases to be listed on the Principal Market on which it is then listed, the Company shall use its best efforts to cause the Common Stock to be listed or quoted on another Principal Market as promptly as practicable

Section 4.11 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 4.12 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Section 4.13 Most Favored Nation. From the date hereof until the date that is twelve (12) months following the Closing Date (the “MFN Period”), upon any issuance by the Company or any Subsidiary of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination thereof (a “Subsequent Financing”), each Purchaser shall have the right to receive the benefit of any economic term of such Subsequent Financing that is materially more favorable to the investors in such Subsequent Financing than the corresponding economic terms granted to the Purchasers under the Transaction Documents, but only to the extent such term applies to securities of the same class or series as the Securities. The rights in this Section 4.13 shall not apply to any Exempt Issuance or to any issuance or transaction involving (i) a registered public offering, underwritten offering or at-the-market offering, (ii) equity compensation or securities issued to employees, officers, directors, consultants, vendors, customers or other commercial counterparties, (iii) an acquisition, merger, strategic partnership or other bona fide commercial transaction, or (iv) debt, equipment or other non-equity financing. The Company shall provide each Purchaser with written notice of any Subsequent Financing subject to this Section 4.13 (the “MFN Notice”) not later than three (3) Business Days prior to the consummation thereof, which MFN Notice shall include copies of the definitive transaction documents in respect thereof. Each Purchaser shall have the right, exercisable by written notice to the Company at any time within five (5) Business Days following receipt of such MFN Notice, to elect to receive the benefit of any qualifying MFN Term, subject to the same conditions applicable to the investors in the applicable Subsequent Financing, and the Company shall take such actions as are reasonably necessary to document such election. A Purchaser may elect to receive the benefit of an MFN Term without being required to accept any other term of the applicable Subsequent Financing, but may not elect terms relating solely to governance, information, registration, closing conditions or other non-economic rights, and may not elect a term on a stand-alone basis if doing so would result in a more favorable overall economic package than that provided to the investors in the applicable Subsequent Financing. Notwithstanding the foregoing, to the extent any MFN Term would require the Company to issue shares of Common Stock in excess of the Exchange Cap or would otherwise require stockholder approval under the rules of the Principal Market, such MFN Term shall not become effective until the Stockholder Approval (or such other stockholder approval as may be required) has been obtained, provided that the most-favored nation right shall not apply to any Exempt Issuance.

Section 4.14 Subsequent Equity Sales.

(a) From the date hereof until ninety (90) days after the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, other than Exempt Issuances.

(b) From the date hereof until the twelve (12) month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction; provided, however, that beginning ninety (90) days after the Closing Date, the Company may establish and conduct a bona fide “at-the-market” offering or other continuous offering of Common Stock at prevailing market prices, so long as such offering does not include a fixed discount, reset, floor or other variable pricing feature. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into, or effects a transaction under, any agreement, other than a bona fide “at-the-market” offering permitted above, whereby the Company may sell Common Stock or Common Stock Equivalents at a future-determined price.

(c) Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, and nothing in this Section 4.14 shall restrict the Company from performing its obligations under the Prior Transaction Documents as in effect on the date hereof or from issuing shares or Common Stock Equivalents as stock consideration or otherwise in connection with the acquisition of assets, businesses, products or technologies, including the stock consideration payable to Foldlab AI Ltd. under the Asset Purchase Agreement dated September 4, 2026, in each case to the extent permitted by the applicable transaction documents and the rules of the Principal Market; each such issuance shall be treated as an Exempt Issuance for purposes of this Agreement and the Certificate of Designations to the extent so permitted. The parties acknowledge that any adjustment, most-favored-nation election, top-up shares or other issuance triggered under the Prior Transaction Documents by this offering shall not constitute a breach of this Agreement.

Section 4.15 Conversion Price. The Conversion Price of the Preferred Stock shall be determined, and the Floor Price (as defined in the Certificate of Designations) shall be subject to adjustment, as set forth in the Certificate of Designations. The parties acknowledge and agree that no determination of the Conversion Price shall result in the issuance of Conversion Shares in excess of the Exchange Cap unless and until Stockholder Approval has been obtained.

Section 4.16 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably be expected to have a Material Adverse Effect.

Section 4.17 No Other Registration Statements. Except as disclosed on Schedule 4.17 (which shall include the registration statement required to be filed pursuant to the Prior Transaction Documents), while any Securities are outstanding, the Company will not file any registration statement to register sales of Common Stock, including shares underlying any derivative securities (other than a registration statement on Form S-8 or Form S-4), unless a registration statement is then in effect for the resale by the Purchasers of all of the Conversion Shares.

Section 4.18 Form D; Blue Sky Filings. The Company shall take such actions as it reasonably determines are necessary to qualify the Securities for sale to the Purchasers, or to secure an exemption from such qualification, under applicable state securities or “Blue Sky” laws of the jurisdictions in which offers and sales of the Securities are made, and shall furnish evidence of such actions promptly upon request of any Purchaser. The Company shall file a Form D with the SEC with respect to the Securities as required under Regulation D promulgated under the Securities Act within fifteen (15) days after the Closing Date and shall provide a copy of such filing to the Purchasers and the Placement Agent upon request.

Section 4.19 Exchange Cap.

(a) Notwithstanding anything herein or in any other Transaction Document to the contrary, unless and until Stockholder Approval has been obtained, the Company shall not issue, and no Purchaser shall be entitled to receive, any shares of Common Stock pursuant to the Transaction Documents (including upon conversion of the Preferred Stock, in payment of dividends thereon and as a result of any adjustment to the Conversion Price) to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock so issued would exceed 1,157,223 shares of Common Stock, which number represents 19.99% of the 5,789,013 shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement, subject to adjustment for any reverse or forward stock split, stock dividend, stock combination or other similar transaction occurring after the date hereof (the “Exchange Cap”). The Exchange Cap shall be allocated among the Purchasers pro rata based on their respective Subscription Amounts, and any shares of Common Stock not issuable by reason of the Exchange Cap shall remain issuable if and when Stockholder Approval is obtained. Nothing in this Agreement obligates the Company to seek Stockholder Approval, except as provided in Section 8(c) of the Certificate of Designations.

Section 4.20 Certificate of Designations. Prior to the Closing, the Company shall file the Certificate of Designations with the Secretary of State of the State of Delaware and shall deliver to the Purchasers and the Placement Agent evidence of such filing and acceptance. The Company shall not amend, alter or repeal the Certificate of Designations, or take any action that would adversely affect the rights, preferences or privileges of the Preferred Stock, except in accordance with the terms of the Certificate of Designations.

Section 4.21 Non-Circumvention. The Company hereby covenants and agrees that it will not knowingly take any voluntary action primarily intended to avoid or circumvent the observance or performance of the material terms of this Agreement or the other Transaction Documents, and will in good faith perform its obligations under this Agreement and the other Transaction Documents. Nothing in this Section 4.21 shall require the Company or the Board of Directors to take any action inconsistent with applicable law, the rules of the Principal Market, its fiduciary duties or the independent business judgment of the Board of Directors. Without limiting the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of the Preferred Stock above the Conversion Price then in effect and (b) shall use commercially reasonable efforts to take such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares upon the conversion of the Preferred Stock.

Section 4.22 Participation in Future Financings.

(a) From the date hereof until the date that is twelve (12) months following the Closing Date, upon any Subsequent Financing, each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to twenty-five percent (25%) of the Subsequent Financing (the “Participation Maximum”), allocated among the Purchasers pro rata based on their respective Subscription Amounts, on the same terms, conditions and price provided for in the Subsequent Financing; provided that this Section 4.22 shall not apply to an Exempt Issuance or to any issuance or transaction involving (i) a registered public offering, underwritten offering or an at-the-market offering, (ii) equity compensation or securities issued to employees, officers, directors, consultants, vendors, customers or other commercial counterparties, (iii) an acquisition, merger, strategic partnership or other bona fide commercial transaction, or (iv) debt, equipment or other non-equity financing.

(b) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a “Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If, by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice. If, by such time, the Purchasers have elected to participate in an aggregate amount in excess of the Participation Maximum, the Participation Maximum shall be allocated among the participating Purchasers pro rata based on their respective Subscription Amounts.

(e) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.22, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice. The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(f) Notwithstanding anything to the contrary in this Section 4.22 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Notwithstanding the foregoing, this Section 4.22 shall not apply in respect of an Exempt Issuance, and to the extent any Purchaser’s participation in a Subsequent Financing would require stockholder approval under the rules of the Principal Market, such participation shall be subject to receipt of such approval.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

Section 5.2 Reserved.

Section 5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that nothing in this Agreement shall be deemed to amend, modify or supersede the Prior Transaction Documents, which shall remain in full force and effect in accordance with their terms.

Section 5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, with a copy (which shall not constitute notice) to the Placement Agent and its counsel at the addresses set forth in the Placement Agency Agreement.

Section 5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers which purchased at least 50.1% in interest of the Preferred Stock based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

Section 5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

Section 5.8 No Third-Party Beneficiaries. The Placement Agent shall be a third-party beneficiary of the representations and warranties of the Company in this Agreement and shall be entitled to rely upon and enforce the same. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

Section 5.9 Governing Law; Exclusive Jurisdiction; Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; provided that the Certificate of Designations and matters relating to the internal affairs of the Company shall be governed by the laws of the State of Delaware. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Document (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York County, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

Section 5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or by electronic signature complying with the U.S. federal ESIGN Act of 2000, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction without requiring the posting of any bond. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside. To the extent the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

Section 5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

iSPECIMEN INC.		Address for Notice:

By:		iSpecimen Inc.
Name:	Shahin Behroyan	8 Cabot Road, Suite 1800
Title:	Chief Executive Officer	Woburn, MA 01801

Attention: Shahin Behroyan, Chief Executive Officer

Email: sbehroyan@ispecimen.com

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 26th Floor
New York, NY 10036
Attention: Ross D. Carmel, Esq.
Email: rcarmel@srfc.law

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________________________________________________________________

Signature of Authorized Signatory of Purchaser: _______________________________________________________

Name of Authorized Signatory: ____________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________

Email Address of Authorized Signatory: _____________________________________________________________

Address for Notice to Purchaser: ___________________________________________________________________

______________________________________________________________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice): ___________________________

_____________________________________________________________________________________________

Subscription Amount: $__________________________________________________________________________

Shares of Preferred Stock: (Subscription Amount ÷ $800)

_____________________________________________________________________________________________

EIN / Tax Identification Number: __________________________________________________________________

[Signature Page to Securities Purchase Agreement]

EXHIBITS AND SCHEDULES

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of Transfer Agent Reservation Letter

Schedule 3.1(a)	Subsidiaries
Schedule 3.1(d)	No Conflicts; August 5, 2026 registered offering compliance
Schedule 3.1(e)	Filings, Consents and Approvals
Schedule 3.1(g)	Capitalization (including Prior Placement and August 5, 2026 registered offering share counts, 2021 Plan share reserve and Exchange Cap calculation)
Schedule 3.1(h)	SEC Reports; Financial Statements (including going concern disclosure)
Schedule 3.1(i)	Material Changes; Undisclosed Events, Liabilities or Developments (including Foldlab AI and IR Agency matters)
Schedule 3.1(j)	Litigation (including Focus Technology Solutions, Azenta and Krisbio matters)
Schedule 3.1(l)	Compliance
Schedule 3.1(o)	Title to Assets; Litigation-related Liens and Security Arrangements
Schedule 3.1(p)	Intellectual Property
Schedule 3.1(r)	Transactions with Affiliates
Schedule 3.1(s)	Sarbanes-Oxley; Internal Controls
Schedule 3.1(t)	Certain Fees (including IR Agency consulting fee)
Schedule 3.1(v)	Registration Rights
Schedule 3.1(w)	Listing Notices (including Nasdaq Rule 5550(b) deficiency and extension)
Schedule 3.1(z)	Integration; Prior Placement; August 5, 2026 registered offering
Schedule 3.1(ss)	Prior Placement Consents and Waivers; August 5, 2026 registered offering compliance
Schedule 4.17	Permitted Registration Statements

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

[See attached]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached]

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

[See attached]

EXHIBIT D

FORM OF TRANSFER AGENT RESERVATION LETTER

[See attached]

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